Exhibit 5.1

CONYERS DILL & PEARMAN LLP
Cricket Square, Hutchins Drive PO Box 2681, Grand Cayman KY1-1111 Cayman Islands T +1 345 945 3901
conyers.com

7 January 2026

Matter No.: 710693

+1 345 814 7382

Matthew.Stocker@conyers.com

X3 Holdings Co., Ltd.

c/o the offices of Sertus Chambers

Governors Square

Suite #5-204

23 Lime Tree Bay Avenue

Grand Cayman

Cayman Islands

Dear Sirs,

Re: X3 Holdings Co., Ltd. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating to (i) 4,542,860 Class A ordinary share of the Company of a par value of US$0.00003 each, and (ii) 239,098 Class B ordinary shares of the Company of a par value of US$0.00003 each (collectively, the “Registered Shares”), issuable under the X3 HOLDINGS CO., LTD. 2026 Stock Option Plan (the “Plan”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of:

1.1	the Registration Statement;

1.2	the eighth amended and restated memorandum and articles of association of the Company (the “Constitutional Documents”);

1.3	the resolutions in writing of the directors of the Company dated 6 January 2026 (the “Resolutions”);

1.4	the register of members and register of directors and officers of the Company; and

1.5	the Certificate of Good Standing (the “Certificate of Good Standing”) dated 6 January 2026 issued by the Registrar of Companies in relation to the Company;

1.6	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us,

2.3	that the resolutions contained in the Resolutions were passed by unanimous written resolutions of the directors of the Company, remain in full force and effect and have not been and will not be rescinded or amended;

2.4	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.5	that any Registered Shares shall have been issued by the Company against payment in full, which shall be equal to at least the par value thereof, and shall have been duly registered in the Company’s register of members,

2.6	that the Company will have sufficient authorised capital to effect the issue of any of the Registered Shares at the time of issuance;

2.7	that the issuance of the Registered Shares will be in accordance with the Constitutional Documents and the Registration Statement; and

2.8	the effectiveness under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission.

3.	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.

3.2	This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

3.3	This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Registered Shares by the Company and is not to be relied upon in respect of any other matter.

4.	OPINIONS

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing. Pursuant to the Act, a company is deemed to be in good standing if all fees and penalties under the Companies Act of the Cayman Islands (the “Act”) have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2	The issue and allotment of the Registered Shares as contemplated by the Registration Statement have been duly authorised, and when issued and allotted in accordance with the terms of the Plan, the Registered Securities will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman LLP

Conyers Dill & Pearman LLP